UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2011

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Other Jurisdiction of Incorporation)

1-13582	51-0363307
(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 28, 2011, Speedway Motorsports, Inc., a Delaware corporation (the “Company”), and Speedway Funding, LLC, a subsidiary of the Company (and together with the Company, the “Borrowers”), and certain other subsidiaries of the Company (the “Guarantors”) entered into an Amended and Restated Credit Agreement (the “New Credit Facility”) with the various lenders identified on the signature pages thereto (the “Lenders”), including Bank of America, N.A. (“Bank of America”), as Administrative Agent, Wells Fargo Bank, National Association, SunTrust Bank and JPMorgan Chase Bank, N.A., as Syndication Agents, U.S. Bank National Association, as Documentation Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities, Inc. and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Book Managers. The New Credit Facility amended and restated the Amended and Restated Credit Agreement, dated as of July 14, 2009, as amended, among the Borrowers and certain of the Company’s subsidiaries from time to time party thereto, as guarantors, and the various financial institutions party thereto, as lenders.

The New Credit Facility provides for a four-year $100,000,000 senior secured revolving credit facility (the “Revolving Credit Facility”) with a sublimit of up to $50,000,000 available for standby letters of credit (the “Letters of Credit”) and a sublimit of up to $10,000,000 available for swing line loans (the “Swing Line Loans”). The New Credit Facility also provides for a four-year $150,000,000 senior secured term loan (the “Term Loan”), which may be drawn by Borrowers at anytime up to September 30, 2011, so long as at the time of such draw the Borrowers and Guarantors are in compliance with the financial covenants set forth in the New Credit Facility after giving effect to such term loan draw, and so long as the Lenders’ commitments have not otherwise been terminated. In addition, subject to certain conditions, including the absence of any event of default under the New Credit Facility, the Borrowers may increase revolving commitments or establish a term loan (or a combination of the two) up to an aggregate additional amount of $50,000,000 if the Borrowers are able to secure additional commitments from the Lenders or other financial institutions to provide such additional proceeds. The New Credit Facility and any treasury management, interest protection or other hedging arrangements entered into with a Lender (or any affiliate thereof) are guaranteed by each Guarantor.

Borrowings under the New Credit Facility may be used solely to (1) refinance existing indebtedness of the Company and its subsidiaries, and (2) finance (a) working capital needs of the Company and its subsidiaries, (b) letter of credit needs of the Company and its subsidiaries, (c) general corporate needs of the Company and its subsidiaries (including capital expenditures), (d) permitted investments, and (e) the acquisition of additional motor speedways and related businesses, provided that until the 6 3/4% Senior Subordinated Notes due 2013 of the Company are paid or redeemed in full, all Term Loan proceeds must be used to pay or redeem such notes.

The borrowings under the New Credit Facility will bear interest at a rate equal to either (1) LIBOR, plus a margin ranging from 1.75% to 2.75% depending on the Company’s ratio (the “Consolidated Total Leverage Ratio”) of consolidated funded debt to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) or, at the option of the Borrowers, (2) (a) a “Base Rate,” which is the higher of (i) Bank of America’s prime rate, (ii) the Federal Funds rate plus 0.5%, and (iii) 30 day LIBOR (adjusted daily) plus 1%, plus (b) 0.75%

to 1.75% depending on the Consolidated Total Leverage Ratio. Each Swing Line Loan will bear interest at the Base Rate.

In addition to paying interest on outstanding borrowings, the Company is required to pay (1) a commitment fee equal to a margin ranging from 0.35% to 0.55% depending on the Consolidated Total Leverage Ratio, multiplied by the actual daily unused amounts available for borrowing under the New Credit Facility (Swing Line Loans will not be considered for purposes of this calculation), and (2) certain customary fees associated with the issuance of letters of credit.

Loans under the Revolving Credit Facility may be made on a revolving basis up to the full amount of the Revolving Credit Facility and Letters of Credit may be issued up to the sublimit for Letters of Credit. The Term Loan is subject to quarterly amortization of principal in equal installments, with 10% of the initial aggregate principal amount of the Term Loan payable in each calendar year and the remaining outstanding principal amount, together with accrued and unpaid interest, due on the maturity date of the Term Loan.

The New Credit Facility contains financial covenants, including covenants requiring the Company to maintain:

(1) a Consolidated Total Leverage Ratio of no more than 4.00 to 1.0 for the fiscal quarters ending December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011; no more than 3.75 to 1.0 for the fiscal quarters ending December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012; no more than 3.50 to 1.0 for the fiscal quarters ending December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013; no more than 3.25 to 1.0 for the fiscal quarters ending December 31, 2013, March 31, 2014, June 30, 2014 and September 30, 2014; and, beginning with the fiscal quarter ending December 31, 2014, no more than 3.00 to 1.0;

(2) a Consolidated Net Worth (as defined in the New Credit Facility) as of the last day of each fiscal quarter of at least $700,000,000, increased on a cumulative basis as of the last day of each fiscal quarter by an amount equal to (a) 50% of consolidated net income for the fiscal quarter then ended, and (b) 100% of net proceeds from certain equity transactions for the fiscal quarter then ended; and

(3) a Consolidated Interest Coverage Ratio (as defined in the New Credit Facility) of less than 2.00 to 1.0 for the fiscal quarters ending December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011; of less than 2.25 to 1.0 for the fiscal quarters ending December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012; of less than 2.50 to 1.0 for the fiscal quarters ending December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013; and of less than 2.75 to 1.0 for the fiscal quarters ending December 31, 2013 and thereafter.

The New Credit Facility also contains various negative covenants including restrictions on incurring indebtedness, creating liens, dispositions of property, dividends and stock repurchases, mergers, acquisitions and other investments and entering into new lines of business. Furthermore, the New Credit Facility contains various affirmative covenants including covenants relating to the delivery of financial statements and other financial information, maintenance of property, maintenance of insurance, maintenance of books and records and compliance with laws.

The New Credit Facility contains customary events of default including (1) nonpayment of principal, interest, fees or other amounts, (2) any representation or warranty proving to have been incorrect when made or confirmed, (3) failure to perform or observe covenants set forth in the New Credit Facility, the Pledge Agreement (as defined below) or other loan documentation (the “Transaction Documents”) within a specified period of time, (4) failure of any guaranty of the obligations under the Transaction Documents to be in full force and effect, (5) bankruptcy and insolvency defaults, (6) defaults under other agreements, and (7) monetary judgment defaults. The occurrence of an event of default could result in an acceleration of the obligations under the Transaction Documents and other documents evidencing the Company’s long-term debt.

On January 28, 2011, the Borrowers and the Guarantors also entered into an Amended and Restated Pledge Agreement (the “Pledge Agreement”) in favor of Bank of America, N.A., as Administrative Agent under the New Credit Facility. Under the Pledge Agreement, the Borrowers and each of the Guarantors granted the Lenders first priority (subject to certain exceptions) liens and security interests in all shares of capital stock of (or other ownership or profit interests in) each of their material subsidiaries (with certain limitations with respect to “controlled foreign corporations” under Section 957 of the Internal Revenue Code) and proceeds thereof. The liens and security interests ratably secure the obligations of the relevant parties with respect to the New Credit Facility and any treasury management, interest protection or other hedging arrangements entered into with a Lender (or an affiliate thereof).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

February 1, 2011	/s/ William R. Brooks
William R. Brooks
Vice Chairman, Chief Financial Officer and Treasurer